For Immediate Release

U.S. ENERGY CORP. PROVIDES OPERATIONAL UPDATE

ANNOUNCES INITIAL PRODUCTION RATE FROM THE KM RANCH #1H IN ITS ZAVALA COUNTY, TEXAS EAGLE FORD DRILLING PROGRAM WITH CRIMSON EXPLORATION, INC.

RIVERTON, Wyoming – September 12, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“U.S. Energy” or the “Company”), is pleased to provide the following update on its oil and gas drilling programs.

Eagle Ford Shale, South Texas

Leona River / Booth Tortuga Programs - 13,285 gross / 4,135 acres net to USEG

In February and June of 2011, we entered into two separate participation agreements with Crimson Exploration Inc. to acquire a 30% working interest in two oil prospects and associated leases located in Zavala and Dimmit Counties in Southern Texas.  Both leaseholds are Eagle Ford Shale oil window prospects.

The first well on the Leona River prospect, the KM Ranch #1H (30% WI), was completed with 20 frac stages in late June and flow back operations have commenced.  The well was drilled to a total measured depth of 12,627 feet, including a 5,800 foot lateral.  Initial flow back data indicated that the well was in communication with an extraneous source of water not coming from the Eagle Ford formation.  Diagnostic production logs identified the source of the water entering the wellbore near the toe of the well and in late August the water source was mechanically isolated with the setting of a plug in the casing between frac stages 9 and 10.  The well was then placed back on production at a gross rate of 418 BOE/D (331 BO/D and 524 MCF/D) on a 20/64” choke and 397 psi of flowing casing pressure.  The extraneous source of water was effectively shut off and for the first seven days of production following the remedial work, the well has averaged gross production of 380 BOE/D.  The initial production rates from the eleven contributing frac stages are the equivalent of a 3,200 foot lateral.  Crimson and the Company are very encouraged by the latest results showing excellent oil flow potential from essentially half the lateral, which is indicative of good reservoir parameters along with the relatively high gas rates seen in the flow back period.

The initial well on the Booth Tortuga prospect, the Beeler #1H, is scheduled to spud in October of 2011.  The drilling rig which is contracted to drill the Beeler well is then scheduled to mobilize back to the Leona River acreage block and drill the KM Ranch #2H and the KM Ranch #3H in succession.  These two additional wells in the acreage block are planned to be drilled in locations chosen to further test the boundaries and productivity of the acreage.

Press Release
September 12, 2011

Williston Basin, North Dakota

Rough Rider Program - 19,200 gross / 5,500 acres net to USEG

The Company has 18 producing wells under its program with Brigham Exploration.  The wells currently produce approximately 900 BOE/D net to USEG.  This reflects a 300 BOE/D increase from June 2011 as the weather related production issues experienced in the Williston Basin this spring have subsided.

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The Kalil 25-36 #2H (~27%WI / 22%NRI) and the Lloyd 34-3 #2H (~8%WI / 6%NRI), both infill wells within existing units, are scheduled to be drilled in September/October with completion initiatives expected to commence in the fourth quarter of 2011.

Yellowstone and SE HR Programs - 35,840 gross / 6,500 acres net to USEG

To date under the drilling program with Zavanna, LLC the Company has drilled 5 gross wells and 2 gross wells with Murex Petroleum.  The Amy Michelle 16-21 #1H ( ~9% WI / 7% NRI), which was drilled by Murex Petroleum, is producing, and had an average daily production rate of ~15 BOE/D net to USEG for the month of July.

•	The Cheryl 14-23 #1H well is currently being fracture stimulated with ~35 stages. The Company has an ~40% WI / 30%NRI in this well.
•	The Olson 8-5 #1H well is scheduled to be fracture stimulated after the completion of the Cheryl well in late September. The Company has an ~30% WI / 23% NRI in this well.
•	The Koufax 3-10 #1H well is scheduled to be completed in October. The Company has an ~21% WI / 16% NRI in this well.
•	The Wang 10-3 #1H well is scheduled to be completed in December. The Company has an ~18% WI / 14% NRI in this well.
•	The Crescent Farms 7-6 #1H well is drilled to depth with the scheduling of completion initiatives pending. The Company has an ~26%WI / 20% NRI in this well.
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The David Roger 18-19H well, the second well to be drilled by Murex, has been drilled to depth.  Completion initiatives are anticipated for the fourth quarter of 2011.  The Company has an approximate 3.2% WI and 2.5% NRI in this well.

Under the Precision Drilling rig program, Zavanna is currently drilling the Skorpil 11-2 #1H (~23% WI/18% NRI) and expects to continue to drill one well per month for the remaining 6 scheduled wells under the contract.

U.S. Gulf Coast (Onshore)

In August of 2011, the Company participated in the drilling of the Weyerhauser 19-1 (Bandalier prospect).  The well was drilled to ~15,000 vertical feet targeting the lower Tuscaloosa oil formation.  Upon evaluation of the drilling results, it was determined that the well was non-productive and there has been an election made to temporarily abandon the well.  The operator, Yuma Exploration, noted that this well bore may have future use as a saltwater disposal well.  The Company has an ~ 4.8% WI in this well.

Press Release
September 12, 2011

Subsequently, Yuma has spud the Weyerhauser 57 #3, an offset to the producing Weyerhaeuser 57 #2 well.  The Weyerhauser 57 #2 was drilled to its target depth of ~15,000 feet in June of 2010 and encountered oil in the Tuscaloosa formation.  The well came on line with an initial production rate of ~125 BOE/D gross and is currently producing ~145 BOE/D gross.  The Company has a ~4.8% WI/~3.8% NRI in this well.

"I want to commend Crimson for a job well done on bringing the first well in our joint project area in the Eagle Ford oil window into production," stated Keith Larsen, CEO of U.S. Energy Corp.  "We are encouraged with the initial potential of this area and look forward to drilling the next three wells in the fourth quarter of this year.  With continued success under this program, we anticipate a more aggressive drilling program with Crimson in 2012 to compliment our Bakken and Gulf Coast programs," he added.

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Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, USE's drilling and completion of wells with Brigham Exploration, Zavanna, LLC, Yuma, Crimson Exploration Inc., and other partners, its ownership interests in those wells and their expected costs, and the oil and natural gas targets or goals for the wells.  There is no assurance that any of the wells referenced in this press release will be economic. Initial and current production results from a well are not necessarily indicative of its longer-term performance. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q filed August 8, 2011), all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of oil and natural gas.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com